UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2009 (January 8, 2009)

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 304-1810

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 8, 2009, Stream Global Services, Inc. (the “Company”, as Guarantor) entered into the Fifth Amended and Restated Revolving Credit, Term Loan and Security Agreement with PNC Bank, National Association (“PNC”, as Lender and as Agent), Steel City Capital Funding, LLC (as Term B Lender and as Term B Agent), PNC Capital Markets LLC (as Lead Arranger), Stream Holdings Corporation (“SHC”, as Borrowing Agent), and the other Loan Parties signatory thereto (as Loan Parties) (the “Credit Agreement”).

The Credit Agreement amends and restates the Fourth Amended and Restated Revolving Credit Facility with PNC entered into on July 31, 2008 and as further amended. The Credit Agreement provides that the Term B Lenders (as defined in the Credit Agreement) will extend the Borrowers (as defined in the Credit Agreement) an aggregate principal amount of $25.0 million which will be used to reduce the senior secured revolving credit facility from $100.0 million to approximately $77.0 million and to repay approximately $2.0 million in outstanding loans made to certain Foreign Borrowers (as defined in the Credit Agreement). This financing comprises (A) a senior secured revolving credit facility equal to the sum of (i) $75.0 million and (ii) the sum of (a) $2,041,319.57 minus (b) an amount equal to (i) $81,932 multiplied by (ii) the number of months elapsed from January 8, 2009 to such date of determination (but in no event less than zero); (B) a Term Loan A (as defined in the Credit Agreement) to the US Borrowers (as defined in the Credit Agreement) in the aggregate principle amount of $4,531,955.03; and (C) Term B Loans (as defined in the Credit Agreement) in the aggregate principal amount of $25.0 million.

Borrowing availability under the senior secured revolving credit facility will be based on, among other things, the Borrowers’ (as defined in the Credit Agreement) eligible billed and unbilled accounts receivable. The financing facilities mature on July 30, 2011.

Outstanding balances under the revolving credit facility other than any loans under the Amortizing Availability (as defined in Credit Agreement) will bear interest at either LIBOR plus a margin ranging from 300 to 350 basis points or at the base rate plus a margin ranging from 200 to 250 basis points. The Term Loan A (as defined in the Credit Agreement) and Term B Loans under the Amortizing Availability will bear interest at LIBOR plus a margin ranging from 350 to 400 basis points or at the base rate plus a margin ranging from 250 to 300 basis points, and the Term B Loan (as defined in the Credit Agreement) will bear interest at LIBOR plus a margin of 950 basis points (but in no event will the LIBOR rate be lower than 4%) or at the base rate plus a margin of 850 basis points (but in no event will the base rate be lower than 5%), in each case based on the combined fixed charge coverage ratio of the Company and SHC. The interest rate is subject to increase under additional circumstances. The balance outstanding under the prior credit facility and term loans continued as part of the new revolving credit and term debt facility except that part of the existing Term A Loan to the Company was refinanced with part of the new Term B Loans. The facility also requires compliance with certain financial covenants which are fully detailed in the Credit Agreement. The obligations of the Borrowers under the facility are secured by certain assets of the Borrowers and by certain assets of SHC. The guarantee provided by the Company is unsecured.

The foregoing summary of the Credit Agreement and the transactions contemplated thereby are qualified in their entirety by the complete text of the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: January 12, 2009	By:	/s/ Stephen C. Farrell
	Name:	Stephen C. Farrell
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fifth Amended and Restated Revolving Credit, Term Loan and Security Agreement, by and among PNC Bank, National Association (as Lender and as Agent), Steel City Capital Funding, LLC (as Term B Lender and as Term B Agent), PNC Capital Markets LLC (as Lead Arranger) to Lenders with Stream Holdings Corporation (as Borrowing Agent), Stream Global Services, Inc. (as a Guarantor) and the other Loan Parties signatory thereto (as Loan Parties), dated January 8, 2009.